Exhibit 23.5

October 19, 2007

AirMedia Group Inc.

Room 707, No. 8 Yong An Dong Li, Jianguomen Wai

Chaoyang District

Beijing 100022

People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the use of our name, the reference to our August 2007 report commissioned by AirMedia Group Inc. (the “Report”) and the inclusion of statistical data from the Report under the captions “Prospectus Summary,” “Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” in the prospectus included in the registration statement on Form F-1, originally filed by AirMedia Group Inc. on October 19, 2007, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Anna Zhang (Seal)
[Name] Anna Zhang
[Title] Vice General Manager
[Sinomonitor]